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                                                                   EXHIBIT 10.41

                           SOFTWARE LICENSE AGREEMENT

     This Agreement is made as of June 7, 2000 (the "Effective Date") by and between OnRadio, a California corporation with offices at 1500 Green Hills Road, Suite 205, Scotts Valley, CA 95066 ("OnRadio") and GlobalMedia.com,a Nevada corporation with offices at 400 Robson Street, Vancouver, British Columbia V6B 2B4 ("Global").

                                    RECITALS

     A. WHEREAS, Global and OnRadio have entered into an Asset Purchase Agreement dated June 6, 2000 concerning the sale of certain contracts for the provision of streaming media, website hosting, maintenance, content delivery, and e-commerce and other services to radio station customers (the "Asset Purchase Agreement").

     B. WHEREAS, as part of the transition, OnRadio desires to license certain rights in its Content Manager software described in Schedule "A" which it has developed, and Global desires to obtain said rights from OnRadio under the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, Global and OnRadio agree as follows:

                                    SECTION 1
                                   DEFINITIONS

The following definitions shall apply throughout this Agreement:

     1.1 CONTRACTS. "Contracts" shall have the meaning set forth in the Asset Purchase Agreement.

     1.2 CUSTOMERS. "Customer" shall have the meaning set forth in the Asset Purchase Agreement.

     1.3 DOCUMENTATION. "Documentation" shall mean any written documentation which may exist for the Programs and Source Code as of the Effective Date.

     1.4 PROGRAMS. "Programs" shall mean the software programs listed in Schedule "A". Unless expressly indicated to the contrary herein, the term "Programs" includes "Updates".

     1.5 SOURCE CODE. "Source Code" means the source code and associated source materials for the Programs.

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     1.6  UPDATES. "Updates" shall mean revisions, modifications, updates and corrected versions for the Programs that may be developed by OnRadio during the term of this Agreement.

                                   SECTION 2
                            ONRADIO'S OBLIGATIONS

     2.1 DELIVERY OF PROGRAMS. OnRadio shall deliver the Programs and Source Code to Global within six (6) months of the Effective Date.

     2.2 UPDATES. From time to time during the term of this Agreement, OnRadio may create Updates for the Programs. OnRadio shall provide Global with any necessary Source Code for the Updates. OnRadio shall have no duty to provide Program or Source Code maintenance, enhancements, updates or upgrades.

     2.3 TECHNICAL SUPPORT. OnRadio agrees to provide Global with reasonable technical support, training and assistance with respect to the use of the Programs and Source Code in order for Global to provide services under the Contracts during the term of this Agreement. Global shall designate a single Global employee as the technical support contact for the Programs and Source Code. The technical support available until December 6, 2000.

                                    SECTION 3
                            RIGHTS CONVEYED TO GLOBAL

     3.1 GRANT. In accordance with the terms and conditions of this Agreement, OnRadio hereby grants Global a royalty-free, non-exclusive, non-transferrable, non-sublicensable right to use the Programs, Source Code and Documentation solely for the purpose of performing the services set forth in the Contracts for the Customers (the "Permitted Use"). Global shall have no right to use the Programs, Software and Documentation for any purpose other than the Permitted Use.

     3.2 DERIVATIVE WORKS. Global shall have the right, in its own discretion, to independently correct and modify the Programs and Source Code, and create new code using the Programs, Source Code and Documentation ("Modifications") for the Permitted Use. Global shall have no right to use the Programs, Source Code and Documentation to make Modifications for any purpose other than the Permitted Use.

                                    SECTION 4
                               PROPRIETARY RIGHTS

     Nothing in this Agreement will vest title in Global to any of property rights including but not limited to copyrights, patents, trade secrets, trade names and trademarks in the Programs, Source Code and Documetation that have been licensed under this Agreement. OnRadio reserves all rights not expressly granted to Global herein. All copies of the Programs, Software and Documentation made by or for Global as well as any Modifications that are derivative works under the U.S. copyright laws ("Derivative Works") shall remain the property of OnRadio.

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Global agrees to transfer and assign, and hereby transfers and assigns, all right title and interest (including without limitation all copyright ownership therein) in any Derivative Works to OnRadio. Global agrees to cooperate with OnRadio in perfecting any such assignment of rights. During and after this Contract, Global will assist OnRadio in every reasonable way, at OnRadio' expense, to establish original ownership of all such Derivative Works on the part of OnRadio and secure, maintain and defend for OnRadio's benefit all copyrights, patent rights, mask work rights, trade secret rights and other proprietary rights in and to the Programs, Source Code, Documentation and Derivative Works. Global shall retain ownership of any new code that are the original works of authorship of Global and which are not Derivative Works.

                                    SECTION 5
                                      TERM

     5.1 The license set forth in this Agreement shall commence on the Effective Date and continue until June 6, 2002 unless terminated earlier as provided herein.

     5.2 This Agreement shall terminate on the thirtieth (30th) day after either Party gives the other Party written notice of a material breach by the other Party of any material term or condition of this Agreement, unless the breach is cured before that day.

     5.3 Upon the termination or expiration of this Agreement, Global shall provide OnRadio with all copies and originals of the Programs, Source Code and Documentation, as well as any other materials provided to Global, or created by Global for or from the Programs, Source Code and Documentation under this Agreement.

                                    SECTION 6
                                 CONFIDENTIALITY

     6.1 CONFIDENTIAL INFORMATION. All documentation and information designated by the party disclosing the information ("the Disclosing Party") as proprietary or confidential, including without limitation drawings, source code, computer program listings, techniques, algorithms and processes and technical and marketing information ("Confidential Information") that is supplied by the Disclosing Party in connection with this Agreement shall be treated confidentially by the recipient of the confidential information ("Recipient") and its employees and shall not be disclosed by the Recipient, except as required in order to exercise the rights and obligations set forth in this Agreement, without the Disclosing Party's prior written consent. Source Code shall be presumed confidential even though not marked or designated as confidential or proprietary.

     6.2 RESTRICTIONS ON USE OF THE PROGRAMS, SOURCE CODE AND DOCUMENTATION. Global agrees that except as authorized in writing by OnRadio: (i) Global will preserve and protect the confidentiality of all Confidential Information by taking suitable security and trade secret protection measures; (ii) Global will not deliver Confidential Information to any third party, or permit the Confidential Information to be removed from Global's premises without OnRadio's prior written consent; (iii) Global will not use Confidential Information in any way other than to provide the services set forth in the Contracts as provided in this Agreement; and (iv) Global shall require that

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each of its employees who work on or have access to the materials which are the subject of this Agreement sign a suitable confidentiality and assignment of rights agreement and be advised of the confidentiality and other applicable provisions of this Agreement.

     6.3 LIMITATIONS. Information shall not be considered to be Confidential Information if

          (1) Such information is generally available to the public through no fault of Recipient and without breach of this agreement;

          (2) Such information is already in the possession of Recipient without restriction and prior to any disclosure under this Agreement;

          (3) Such information is or has been lawfully disclosed to Recipient by a third party without obligation of confidentiality upon Recipient; or

          (4) Recipient can prove that such information was developed independently by employees of Recipient who have not had access to information disclosed hereunder.

     6.4 SURVIVAL. The duty of confidentiality with respect to Source Code, if any, which is disclosed pursuant to this Agreement shall survive the termination of the license granted in this Agreement for so long as the materials remain confidential and proprietary. The duty of confidentiality with respect to all other confidential information shall survive the termination or expiration of the license granted in this Agreement for a period of three (3) years.

                                    SECTION 7
                       DISCLAIMER; LIMITATION OF LIABILITY

     7.1 NO WARRANTIES. THE PROGRAMS, SOURCE CODE AND DOCUMENTATION ARE PROVIDED "AS IS." ONRADIO MAKES NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, REGARDING THE SERVICES AND SPECIFICALLY DISCLAIMS THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND AGAINST INFRINGEMENT, TO THE MAXIMUM EXTENT POSSIBLE BY LAW.

     7.2 ONRADIO MAKES NO WARRANTY OR REPRESENTATION THAT THE SOURCE CODE, PROGRAMS OR DOCUMETATION PROGRAM IS COMPATIBLE WITH ANY HARDWARE. GLOBAL SHALL BE SOLELY RESPONSIBLE FOR DETERMINING WHETHER THE PROGRAMS AND SOURCE CODE ARE COMPATIBLE WITH ANY HARDWARE.

     7.3 IN NO EVENT SHALL EITHER PARTY, OR ITS SUPPLIERS, BE LIABLE TO THE OTHER PARTY, OR TO ANY THIRD PARTY, FOR CONSEQUENTIAL, EXEMPLARY, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, EVEN IF THE PARTY OTHERWISE LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

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     7.4  Notwithstanding anything in this Agreement to the contrary, Global's sole remedy for any problems or errors arising from the Source Code, Programs and Documentation shall be OnRadio's commercially reasonable efforts to correct errors in the Source Code, Programs and Documentation.

                                    SECTION 8
                                 INDEMNIFICATION

     8.1 Indemnification. Each party (the "Indemnitor") shall defend, indemnify, and hold the other party (the "Indemnitee") harmless from and against any claims, losses, actions, demands, lawsuits or damages, including, but not limited to reasonable attorney's fees, costs, experts costs and other litigation/settlement costs resulting from any act of omission of the Indemnitor that constitutes a breach of its obligations under this Agreement. OnRadio specifically agrees that it shall defend, indemnify, and hold the other party (the "Indemnitee") harmless from and against any claims, losses, actions, demands, lawsuits or damages, including, but not limited to reasonable attorney's fees, costs, experts costs and other litigation/settlement costs resulting from third party claims that the Source Code, Programs and documentation infringe the third party's rights. OnRadio shall have no duty to provide such indemnification to the extent the third party claims relates to changes, additions or modifications made by Global to the Source Code, Programs or documentation.

     8.2 This indemnity shall not apply to the extent the portion of such claim, liability, loss, cost, damage or expense is the result of the gross negligence or willful misconduct of the Indemnitee, its agents or representatives, or to the extent liability is disclaimed or limited by either party under this Agreement. Any claim for indemnity hereunder shall be subject to the claims procedures set forth in Section 8.4 of the Asset Purchase Agreement.

                                    SECTION 9
                            MISCELLANEOUS PROVISIONS

     9.1 NOTICES: For purposes of all notices and other communications required or permitted to be given hereunder, the addresses of the parties hereto shall be as indicated below. All such communications shall be in writing and shall be deemed to have been duly given if sent by facsimile, the receipt of which is confirmed by return facsimile, or if delivered personally with receipt acknowledged or sent by first class registered or certified mail or equivalent, return receipt requested, if available, postage paid, addressed to the Parties at their addresses respectively set forth below:

If to OnRadio:                      OnRadio.com
                                    1500 Green Hills Road
                                    Suite 205
                                    Scotts Valley, CA 95066
                                    Attention:  General Counsel

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If to Global:                       GlobalMedia.com
                                    400 Robson Street
                                    Vancouver, British Columbia  V6B 2B4
                                    Canada
                                    Attention:  Chief Financial Officer

     9.2 THE DESIGNATED PERSON TO SEND AND RECEIVE MATERIAL: The Parties agree that all materials exchanged between the parties for formal approval shall be communicated between single designated persons, or a single alternate designated person for each Party.

     9.3 ENTIRE AGREEMENT: This Agreement, including the attached Schedules which are incorporated herein by reference as though fully set out, contains the entire understanding and agreement of the Parties with respect to the subject matter contained herein, supersedes all prior oral or written understandings and agreements relating thereto except as expressly otherwise provided, and may not be altered, modified or waived in whole or in part, except in writing, signed by duly authorized representatives of the Parties.

     9.4 FORCE MAJEURE: Neither Party shall be held responsible for damages caused by any delay or default due to any contingency beyond its control preventing or interfering with performance hereunder, including but not limited to acts of God or the public enemy, civil disturbances or disobedience, war, governmental regulation, embargoes, export, shipping ore remittance restriction, strikes, lockouts, boycotts, accidents, fires, pestilence, delays or defaults caused by carriers, floods or governmental seizure, control or rationing, or action or inaction of governmental agencies.

     9.5 SEVERABILITY: If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to any law, the remaining provisions shall remain in full force and effect as if said provision never existed.

     9.6 CONTRACT ASSIGNMENT: Neither Party may assign their rights and duties under this Agreement without the written consent of the other Party which will not be unreasonably withheld; provided, however, either Party may assign this Agreement to any parent, subsidiary, or affiliate of such Party or to any third party which succeeds by operation of law to, or purchases or otherwise acquires substantially all of the assets of such Party or a subsidiary or affiliate of such Party and which assumes such Party's obligation hereunder; provided, further, that in no event shall the rights or obligations of either Party hereunder be assigned or assignable by any bankruptcy proceedings, and in no event shall this Agreement or any rights or privileges hereunder be an asset of either Party under any bankruptcy, insolvency or reorganization proceedings.

     9.7 WAIVER AND AMENDMENTS: No waiver, amendment, or modification of any provision of this Agreement shall be effective unless consented to by both Parties in writing. No failure or delay by either Party in exercising any rights, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy.

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     9.8  AGENCY: The Parties are separate and independent legal entities.
Nothing in this Agreement shall constitute a partnership nor make either Party the agent or representative of the other. Neither Party has the authority to bind the other or to incur any liability on behalf of the other, nor to direct the employees of the other.

     9.9 TITLES AND HEADINGS: The titles and headings of each section are intended for convenience only and shall not be used in construing or interpreting the meaning of any particular clause or section.

     9.10 CONTRACT INTERPRETATION: Ambiguities, inconsistencies, or conflicts in this Agreement shall not be strictly construed against the drafter of the language but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the Parties' intentions at the time this Agreement is entered into.

     9.11 NO THIRD PARTY RIGHTS: This Agreement is not for the benefit of any third party, and shall not be considered to grant any right or remedy to any third party whether or not referred to in this Agreement.

     9.12 SINGULAR AND PLURAL TERMS: Where the context of this Agreement requires, singular terms shall be considered plural, and plural terms shall be considered singular.

     9.13 GOVERNING LAW: The validity, construction, and performance of this Agreement shall be governed by the laws of the state of California without regard to principles of conflicts of law.


IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date set forth above.

OnRadio.com                                   GlobalMedia.com

By:/s/ Timothy Herr                           By:/s/ L. James Porter
   ------------------------                      ------------------------

Its: President                                Its: Chief Financial Officer
    -----------------------                        ----------------------

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                                   SCHEDULE A
                            PROGRAMS AND SOURCE CODE

ONRADIO ADMINISTRATION SYSTEM: All of the OnRadio owned Programs and Source Code that OnRadio was using, as of the Initial Closing set forth in the Asset Purchase Agreement, that are necessary for the provisions of services under the Contracts to the Customers. The OnRadio Adminstration System Programs and Source Code include the following:

Affiliate site Management module
Remote Ad Management module
Streaming Affiliate Management module
Chat Manager
Contest Manager
Audio Request Reporter
Database Structure Viewer
DB Admin Table editor
PHP3 Source Code Viewer
Knowledgebase Editor
Documentation Viewer
DB Process Viewer

ONRADIO CONTENT MANAGEMENT SYSTEM: This system includes all of the Programs and Source Code necessary for the input, scheduling, and provisioning of content to Customers under the Contracts. The OnRadio Content Management System Programs and Source Code include the following:

Station Web Site Software: This includes javascript and html code for the radio station web sites created by OnRadio.
Content Administration
Article Editor and Scheduler
Media Database
Artist Library

THIRD PARTY SOFTWARE. Programs and Source Code does not include the following third party software as well as any other software under license to OnRadio from a third party

Licensed OS software, Sun Solaris
Screaming Media Harvester Module
OnRadio eCommerce engine
Oracle database
SafePassage tunneling software from C2Net
DoubleClick source code
Aria Source code (Macromedia)
CriticalPath - HTML Mail software

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RightNowTechnologies FAQ software
Lyris List Manager
eShare